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                                                                 EXHIBIT 10.2


                                             Document date: December 22, 2000


                                PROMISSORY NOTE


                                        South San Francisco, California
$2,200,000.00                           December 22, 2000


FOR VALUE RECEIVED, the undersigned, Myrtle Potter, promises to pay to the order of GENENTECH, INC., ("Genentech"), Two Million Two Hundred Thousand and No Cents Dollars ($2,200,000), without interest (except as described below) at the principal offices of Genentech, upon the following terms and conditions:

  1. Of the total principal amount of this promissory note, One Million Dollars ($1,000,000) shall be due and payable immediately, without demand or notice, on the earlier of (i) May 15, 2005 or (ii) within 30 days from the date of termination of employment of Ms. Potter with Genentech for any reason.

  2. If Ms. Potter is an employee of Genentech on the first five anniversary dates of this Note, then Genentech shall forgive a portion of this indebtedness, up to the total amount of One Million Dollars
($1,000,000), in accordance with the following schedule:

         -  On May 15, 2001, Two Hundred Thousand Dollars ($200,000);
         -  On May 15, 2002, Two Hundred Thousand Dollars ($200,000);
         -  On May 15, 2003, Two Hundred Thousand Dollars ($200,000);
         -  On May 15, 2004, Two Hundred Thousand Dollars ($200,000);
         -  On May 15, 2005, Two Hundred Thousand Dollars ($200,000).

Genentech also agrees that Ms. Potter shall be tax protected in connection with the loan forgiveness referenced in this Paragraph 2, meaning that during the tax year associated with each installment forgiven, Genentech will make a payment to Ms. Potter equal to the grossed-up federal and state income taxes payable in connection with the forgiveness of the repayment of that installment.

  3. Of the total principal amount of this promissory note, Two Hundred Thousand Dollars ($200,000) shall be due and payable by Ms. Potter in four equal annual installments of Fifty Thousand Dollars ($50,000) each, with the first payment payable on the date Ms. Potter receives her first annual performance bonus from Genentech, and each subsequent payment due on the date of her receipt of subsequent annual performance bonus payments. Ms. Potter hereby authorizes Genentech to offset each such annual payment against the bonus she would otherwise receive.

  4. If Ms. Potter's employment terminates for any reason prior to the repayment or forgiveness of any installment due under Paragraphs 2 and 3 of this Promissory Note, the then total outstanding principal balance of this loan is due and payable within 30 days of the date of such termination of employment.



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  5.     If any amount of principal is not paid when due, interest shall thereafter accrue on the unpaid portion at an annual rate equal to the applicable Federal rate in effect under Section 1727(d) of the Internal Revenue Code of 1986, as amended (the "Code").

  6. The principal amount of this promissory note set forth in Paragraph 1, above, will be secured by a deed of trust encumbering that certain real
property commonly known as                                        (the
"Property") which is more particularly described in the deed of trust. Ms. Potter represents and warrants that she shall take all such acts as may be necessary or desirable to enter into and assure the validity and enforceability of this deed of trust.

  7. If any lawsuit, reference or arbitration is commenced which arises out of or relates to the promissory note, the deed of trust or the loan which it evidences, the prevailing party shall be entitled to recover from the other party such sums as the court may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law.

  8. If the trustor shall sell, convey or alienate the Property, or any part thereof, or any interest therein, or shall be divested of her title or any interest therein in any manner or way, whether voluntarily or involuntarily without the written consent of the beneficiary being first had and obtained, or if trustor shall cease to be an employee of Genentech, Inc., beneficiary shall have the right, at its option, except as prohibited by law, to declare the indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

  9. If more than one person or entity are signing this promissory note as maker, their obligations under this promissory note shall be joint and several.

  10. The undersigned shall have the right to prepay all or any part of the unpaid principal amount of this note without premium at any time prior to the maturity hereof.

  11. Nothing in this note shall be interpreted to give the undersigned any right to continue in the employ of Genentech for any particular period of time.

  12. This loan is not transferable by the undersigned to any other person or entity.

  13. The purpose of this loan is to provide relocation housing assistance for the purchase of a new principle residence and the undersigned agrees to use the proceeds of the loan for this purpose only. The undersigned also certifies that it is her reasonable expectation to itemize deductions for each year the loan is outstanding. Use of the loan proceeds for any purpose other than relocation housing assistance will cause the entire outstanding principal amount of this note to become immediately due and payable.

  14. While it is the intent of the parties to this loan that the loan be exempt from the application of Section 7872 of the Code as an "employee relocation loan," the undersigned understands and agrees that Genentech has



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made no guarantee as to tax treatment accorded this loan by state or federal taxing authorities.

         IN WITNESS WHEREOF, the undersigned has caused this note to be signed, dated and delivered as of the day and year first above written.



   /s/MYRTLE POTTER                    December 22, 2000
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   Myrtle Potter                       Date Signed
















































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